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                                                                   EXHIBIT 10.19


         AMENDMENT TO PROMISSORY NOTE

         This AMENDMENT, dated as of December 19, 2001, is entered into between Stephen M. Humphrey, Chief Executive Officer of Riverwood International Corporation ("Executive") and Riverwood International Corporation (the "Company").

         WHEREAS, the Executive and the Company are parties to a Promissory Note, entered into on November 18, 1999 (the "Promissory Note");

         WHEREAS, the Executive and the Company desire to amend the terms of the Promissory Note to extend the stated maturity thereof through March 26, 2007 and to adjust the interest rate at which interest will be deemed to accrue and be paid (solely for federal income tax purposes) to the Executive as a result of such adjustment.

         NOW, THEREFORE, the Executive and the Company, for good and valid consideration, agree as follows:

         1. "March 26, 2002" shall be replaced by "March 26, 2007" each time it occurs in the Promissory Note; and

         2. "5.49%" shall be replaced by "3.93%" in section 2 of the Promissory Note.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.


                                      RIVERWOOD INTERNATIONAL
                                      CORPORATION.


                                      By:
                                         --------------------------------------
                                          Name:  Edward W. Stroetz, Jr.
                                          Title: Acting General Counsel and
                                                 Secretary


                                      EXECUTIVE

                                      -----------------------------------------
                                      Stephen M. Humphrey